Exhibit 10.5

CHEMOCENTRYX, INC.

INCENTIVE PLAN

ARTICLE 1.

PURPOSE

The purpose of the ChemoCentryx, Inc. Incentive Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of ChemoCentryx, Inc. (the “Company”). The Plan is intended to enable the Company and its Subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance. This Plan shall be effective as of the Effective Date (as defined below).

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.

2.1 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.2 “Board” shall mean the Board of Directors of the Company.

2.3 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.4 “Committee” shall mean the Compensation Committee of the Board or such other committee or subcommittee of the Board or the Compensation Committee as the Board or Compensation Committee shall designate from time to time.

2.5 “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

2.6 “Effective Date” shall mean the day prior to the Public Trading Date.

2.7 “Equity Incentive Plan” shall mean the ChemoCentryx, Inc. 2012 Equity Incentive Award Plan, as amended from time to time.

2.8 “Participant” shall mean (a) each executive officer of the Company and (b) each other employee of the Company or a Subsidiary whom the Committee designates as a participant under the Plan.

2.9 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, if any, which criteria may include: net earnings (either before or after one or more of the following: interest, taxes, depreciation and amortization); gross or net sales or revenue; net income (either before or after taxes); adjusted net income; operating earnings; cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets; return on capital; return on stockholders’ equity; total stockholder return; return on sales; gross or net profit or operating margin; operating or other costs and expenses; improvements in expense levels; working capital; earnings per share; adjusted earnings per share; price per share of Common Stock; regulatory body approval for commercialization of a product; implementation or completion of critical projects; market share; economic value; comparisons with various stock market indices; capital raised in financing transactions or other financing milestones; stockholders’ equity; market recognition (including but not limited to awards and analyst ratings); financial ratios; and implementation, completion or attainment of objectively determinable objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

The Committee, in its sole discretion, may provide that one or more adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: items related to a change in accounting principle; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the Performance Period; items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; any other items of significant income or expense that are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments; items related to amortization of acquired intangible assets; items that are outside the scope of the Company’s core, on-going business activities; items related to acquired in-process research and development; items relating to changes in tax laws; items relating to major licensing or partnership arrangements; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; or items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions.

2.10 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Committee for the Performance Period. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. Unless otherwise determined by the Committee, the achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.11 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an award under this Plan.

2.12 “Public Trading Date” shall mean the first date upon which Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.13 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

ARTICLE 3.

AWARDS

3.1 Establishing Performance Goals. The Committee may establish the Performance Goals that must be satisfied in order for a Participant to receive an award for a Performance Period or may make discretionary payments under the Plan. Performance Goals may be based upon the Performance Criteria or such other criteria as the Committee may determine, if any.

3.2 Maximum Amount Payable. The maximum aggregate amount of cash that may be paid to any one Participant during any fiscal year of the Company under the Plan with respect to one or more awards payable in cash shall be $5,000,000.

3.3 Termination of Employment. Unless otherwise determined by the Committee in its sole discretion, if a Participant’s employment terminates for any reason prior to the date on which the award is paid hereunder, such Participants shall forfeit all rights to any and all awards that have not yet been paid under the Plan.

3.4 Discretion. Notwithstanding anything else contained in the Plan to the contrary, the Committee shall have the right, in its absolute discretion, (a) to increase, reduce or eliminate the amount otherwise payable to any Participant under the Plan based on individual performance or conduct or any other factors that the Committee, in its discretion, shall deem appropriate and (b) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 3.2.

3.5 Form of Payment. Notwithstanding any other provision in the Plan to the contrary, the Committee shall have the right, in its discretion, to grant any award in cash, in shares of the Company’s Common Stock under the Equity Incentive Plan, in other awards under the Equity Incentive Plan or in any combination thereof, based on individual performance or any other criteria that the Committee deems appropriate. For the avoidance of doubt, awards paid other than in cash shall not be subject to the limitation set forth in Section 3.2.

ARTICLE 4.

PAYMENT

Payment of any award amount from the Plan shall be made to each Participant as soon as practicable after the Committee determines the amount of any such award amount, which payment shall be made no later than the time period required for the award amount to be considered a “short term deferral” for purposes of Section 409A of the Code (“Section 409A”), unless such award amount is intended as deferred compensation for purposes of Section 409A. The Committee shall determine whether any bonus payable under the Plan is payable in cash, in shares of Common Stock (including, but not limited to, restricted common stock or restricted stock units) or other awards under the Equity Incentive Plan, or in any combination thereof. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award of shares of Common Stock or other awards, including conditioning the vesting of such shares or other awards on the performance of additional service.

ARTICLE 5.

GENERAL PROVISIONS

5.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee shall establish the Performance Goals for any fiscal year or other Performance Period determined by the Committee in accordance with Article 3 and determine whether such Performance Goals have been obtained. The Committee may prescribe, amend and rescind rules and regulations relating to the administration of the Plan and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the Committee under the Plan shall be exercised by the Committee in its sole discretion. Determinations, interpretations or other actions made or taken by the Committee under the Plan shall be final, binding and conclusive for all purposes and upon all persons.

5.2 Delegation by the Committee. All of the powers, duties and responsibilities of the Committee specified in this Plan may be exercised and performed by the Committee or any duly constituted committee thereof to the extent authorized by the Committee to exercise and perform such powers, duties and responsibilities, and any determination, interpretation or other action taken by such committee shall have the same effect hereunder as if made or taken by the Committee.

5.3 Tax Withholding. The Company shall have the power to withhold, or to require the Participant to remit to the Company, an amount in cash sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any payment under the Plan.

5.4 No Guarantee of Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, or confer upon any Participant any right to continue in the employ or retention of the Company.

5.5 Unfunded Plan; Plan Not Subject to ERISA. The Plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.

5.6 Freedom of Action. Nothing in the Plan shall be construed as limiting or preventing the Company or any of its affiliates from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any award or any associated return as a result of any such action. The foregoing shall not constitute a waiver by a Participant of the terms and provisions of the Plan.

5.7 Forfeiture of Award Amounts.

(a) Forfeiture for Financial Reporting Misconduct. If the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, (x) with respect to any Participant who either knowingly or grossly negligently engaged in the misconduct or knowingly or grossly negligently failed to prevent the misconduct as determined by the Committee or is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, such Participant shall forfeit and disgorge to the Company any award amounts (A) received during the 12-month period following the filing of the financial document embodying such financial reporting requirement or (B) earned based on the materially non-complying financial reporting, and (y) with respect to any Participant who is a current or former executive officer of the Company (as defined under the Securities Exchange Act of 1934, as amended) who received incentive compensation under the Plan during the three-year period preceding the date on which the Company is required to prepare such accounting restatement, based on erroneous data, in excess of what would have been awarded or paid to such Participant under such accounting restatement, such Participant shall forfeit and disgorge to the Company such excess incentive compensation.

(b) Forfeiture under Applicable Laws or Regulations. In addition to forfeiture for the reasons specified in subsection (a) of this Section 5.7, the Participant shall forfeit and disgorge to the Company any award amounts to the extent required by applicable law or regulations in effect on or after the Effective Date.

5.8 Amendment or Alteration. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan.

5.9 Severability. The holding of any provision of this Plan to be illegal, invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Plan, which shall remain in full force and effect.

5.10 Assignment. Except as otherwise provided in this Section 5.10, this Plan shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. Neither this Plan nor any right or interest hereunder shall be assignable by the Participant, his beneficiaries, or legal representatives; provided that nothing in this Section 5.10 shall preclude the Participant from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators or other legal representatives of the Participant or his estate from assigning any rights hereunder to the person or persons entitled thereunto. This Plan shall be assignable by the Company to a Subsidiary or affiliate of the Company; to any corporation, partnership or other entity that may be organized by the Company, its general partners or its Participants as a separate business unit in connection with the business activities of the Company or Participants; or to any corporation, partnership or other entity resulting from the reorganization, merger or consolidation of the Company with any other corporation, partnership or other entity, or any corporation, partnership, or other entity to or with which all or any portion of the Company’s business or assets may be sold, exchanged or transferred.

5.11 No Attachment. Except as required by law, no right to receive payments under this Plan shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation, or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

5.12 Headings. The Section headings appearing in this Plan are used for convenience of reference only and shall not be considered a part of this Plan or in any way modify, amend, or affect the meaning of any of its provisions.

5.13 Rules of Construction. Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and the use of the singular shall be deemed to include the plural and vice versa. The fact that this Plan was drafted by the Company shall not be taken into account in interpreting or construing any provision of this Plan.

5.14 Governing Law. This Plan and its enforcement shall be governed by, and construed in accordance with, the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

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I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of ChemoCentryx, Inc. on                              , 201__.

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Executed on this             day of                    , 201__.

Corporate Secretary